EXHIBIT 99.1

         Cheniere Energy Reports Second Quarter 2007 Results

    HOUSTON--(BUSINESS WIRE)--Aug. 8, 2007--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $41.1 million, or $0.76 per share (basic and diluted), for the second quarter of 2007 compared with a net loss of $3.6 million, or $0.07 per share (basic and diluted), during the corresponding period in 2006.

    This quarter was characterized by several milestones including the construction and placement of roofs on three storage tanks at Sabine Pass LNG, groundbreaking on the Creole Trail pipeline and the successful execution of a supply contract with Gaz de France and the launch of an online system to capture value in the global LNG arbitrage market.

    The primary reasons for the $37.5 million increase in the net loss between corresponding quarters in 2006 and 2007 include general and administrative expenses increasing by $16.5 million principally related to personnel costs necessary for the expansion of the Cheniere's business and the effect in 2006 of capitalizing as regulatory assets $12.3 million of previously expensed pipeline development costs.

    As of June 30, 2007, Cheniere had unrestricted cash and cash equivalents of $710.8 million compared to $463.0 million at December 31, 2006. The primary sources of the increase were the receipt of $203.9 million in net proceeds from the sale of Cheniere Energy Partners, L.P. ("Cheniere Partners") (AMEX:CQP) common units to the public and receipt of $391.7 million in net proceeds from a $400 million term loan in May 2007. Part of the proceeds of the term loan were used by the company to purchase 6,000,000 shares of its common stock at a cost of $212.5 million in partial fulfillment of Cheniere's announced plans to purchase an aggregate of 9,175,595 shares of its common stock. As previously announced, Cheniere completed the purchase of the 9,175,595 shares of its common stock on July 26, 2007.

    At June 30, 2007, Cheniere held restricted cash, cash equivalents and treasury securities totaling $1.0 billion and comprised of $619.6 million dedicated to the completion of the construction of the Sabine Pass LNG receiving terminal construction including expansion to 4 billion cubic feet per day of throughput capacity, $280.9 million reserved for interest payments on the Sabine Pass LNG, L.P. senior notes and $97.8 million as a reserve for distributions to Cheniere Partners' common unit holders.

    Cheniere Energy, Inc. is developing a network of three LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. Cheniere is pursuing related business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

    For additional information, please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Securities and Exchange Commission.

    This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding the Cheniere's business strategy, plans and objectives and
(ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    (Financial Table Follows)


                        Cheniere Energy, Inc.
                    Selected Financial Information
                          (in thousands) (1)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Revenues                       $    872  $    413  $   (385) $    835
Operating costs and expenses
    LNG receiving terminal and
     pipeline development
     expenses                    10,532    (4,506)   16,286     3,807
    Exploration costs                14       590       372     1,428
    Oil and gas production
     costs                          101        55       168       105
    Depreciation, depletion
     and amortization             1,513       579     2,589     1,185
    General and administrative
     expenses                    28,936    12,444    50,197    25,625
                               --------- --------- --------- ---------
         Total operating costs
          and expenses           41,096     9,162    69,612    32,150
                               --------- --------- --------- ---------

Loss from operations            (40,224)   (8,749)  (69,997)  (31,315)

Derivative gain                      --       162        --       923
Interest expense, net           (25,930)  (11,096)  (52,356)  (22,234)
Interest income                  24,120    10,335    45,703    19,879
Other income (expense)             (184)      108      (183)      284
Income tax benefit                   --     5,621        --    13,033
Minority interest                 1,099        --     1,158        --
                               --------- --------- --------- ---------
Net loss                       $(41,119) $ (3,619) $(75,675) $(19,430)
                               ========= ========= ========= =========

Net loss per common share--
 basic and diluted             $  (0.76) $  (0.07) $  (1.38) $  (0.36)
                               ========= ========= ========= =========

Weighted average number of
 common shares outstanding--
 basic and diluted               54,391    54,369    54,640    54,293
                               ========= ========= ========= =========


                                               June 30,   December 31,
                                                 2007          2006
                                             ------------ ------------
                                             (Unaudited)

  Cash and Cash Equivalents                  $   710,802    $  462,963
  Restricted Cash and Cash Equivalents           195,337       176,827
  Other Current Assets                            29,281        10,183
  Non-Current Restricted Cash, Cash
   Equivalents and Treasury Securities           823,819     1,071,722
  Property, Plant and Equipment, Net           1,150,953       748,818
  Debt Issuance Costs, Net                        46,875        41,545
  Goodwill                                        76,844        76,844
  Other Assets                                    50,513        15,586
                                             ------------ ------------
    Total Assets                             $ 3,084,424    $2,604,488
                                             ============ ============

  Current Liabilities                        $   101,997    $   61,939
  Long-Term Debt                               2,757,000     2,357,000
  Deferred Revenue                                41,000        41,000
  Other Liabilities                                6,874         1,302
  Minority Interest                              300,795            --
  Stockholders' (Deficit) Equity                (123,242)      143,247
                                             ------------ ------------
    Total Liabilities and Stockholders'
     (Deficit) Equity                        $ 3,084,424    $2,604,488
                                             ============ ============


(1) Please refer to Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Securities and Exchange Commission.


    CONTACT: Cheniere Energy, Inc., Houston
             Investor Relations and Communications Department
             Christina Cavarretta, 713-375-5100
             Manager Investor Relations
             or
             Brandy Obvintsev, 713-375-5100
             Manager Communications